UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2018

Apptio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37885	26-1175252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 NE 8th Street, Suite 600 Bellevue, WA		98004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 470-0320

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On July 27, 2018, the Board of Directors (the “Board”) of Apptio, Inc. (the “Company”) appointed Rebecca Jacoby to serve as a Class III director of the Company. Ms. Jacoby will stand for reelection by the Company’s stockholders at the Company’s Annual Meeting to be held in May 2019.  Effective upon her appointment to the Board, Ms. Jacoby was also appointed to serve on the Audit Committee of the Company, replacing Tom Bogan, who resigned as a member of the Audit Committee on July 27, 2018.  On July 30, 2018, the Company issued a press release regarding Ms. Jacoby’s appointment, a copy of which is attached hereto as Exhibit 99.1.

Ms. Jacoby was Senior Vice President, Operations of Cisco Systems, Inc., a worldwide leader in IT networking, until her retirement in May 2018.  Previously, she served as Cisco’s CIO from 2006 to 2015.  Ms. Jacoby joined Cisco in 1995, and held a variety of leadership roles in operations, manufacturing and IT. Prior to joining Cisco, Ms. Jacoby held a range of planning and operations positions with other companies in Silicon Valley.  Since October 2014, Ms. Jacoby has served on the Board of S&P Global, Inc., a leading provider of transparent and independent ratings, benchmarks, analytics and data to the capital and commodity markets worldwide. She also serves on the Board of the Second Harvest Food Bank of Santa Clara and San Mateo Counties and is a founding member of the Technology Business Management Council.

Ms. Jacoby will participate in the standard compensation program for non-employee directors, as set forth in the Company’s Outside Directors Compensation Policy, as described in the Company’s Proxy Statement for its 2018 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 19, 2018. In addition, the Company expects to enter into an indemnification agreement with Ms. Jacoby in substantially the form filed as Exhibit 10.10 to its Form S-1 filed on August 26, 2016. There is no arrangement or understanding pursuant to which Ms. Jacoby was appointed as a director, and there are no related party transactions between the Company and Ms. Jacoby that would require disclosure under Item 404(a) of Regulation S-K.

Resignation of Director

On July 27, 2018, Ravi Mohan submitted his resignation as independent director of the Board, effective immediately. Mr. Mohan’s resignation is not a result of any disagreement with the Company, and the Company thanks Mr. Mohan for his contributions to the Board.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by Apptio, Inc. dated July 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Apptio, Inc.

Date: July 30, 2018	By:	/s/ John Morrow
John Morrow
EVP, Corporate Development, General Counsel and Secretary